UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing consists of an investor presentation posted by Aquila, Inc. on its internal and external websites on March 6, 2007.

Aquila
Investor Information on Merger

March 7, 2007

Supplemental Information

Rick Green

Chief Executive Officer

Beth Armstrong

Chief Accounting Officer

Information Concerning Forward-Looking Statements

This presentation and comments we will make contain forward-looking information relating to financial forecasts and key assumptions underlying those forecasts.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Aquila is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially from the provided forward-looking information.  These include forecasts and assumptions involving asset sales, debt reduction, earnings growth, capital expenditures, rate relief, reduction in corporate and central costs, litigation, and tax losses.

Additional factors that could cause actual results to differ materially from these forward-looking statements are located on pages 64 and 65 of our Form 10-K for the year ended December 31, 2006.  Additional risk factors that should be considered are located on pages 21-25 of our Form 10-K for the year ended
December 31, 2006.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This information is not a solicitation of a proxy from any holder of our common stock.  In connection with our proposed merger with a subsidiary of Great Plains, Great Plains will file with the Securities and Exchange
Commission (“SEC”) a registration statement, including a joint proxy statement of Aquila and Great Plains.
Investors are urged to read the registration and joint proxy statement (including all amendments and supplements thereto) when it becomes available because it will contain important information about Aquila,
Great Plains and the merger.  Investors may obtain free copies of the registration and joint proxy statement when it becomes available, as well as other filings containing information about Aquila and Great Plains, without charge, at the SEC’s website (www.sec.gov). Copies of Great Plains’ SEC filings may also be obtained for free from Great
Plains’ Investor Relations website (www.greatplainsenergy.com) or by directing a request to Great Plains at:
Corporate Secretary, Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106.  Copies of our
SEC filings may be obtained for free from our Investor Relations website (www.aquila.com) or by directing a request to us at: Corporate Secretary, Aquila, Inc., 20 West Ninth, Kansas City, Missouri 64105.

INTEREST OF CERTAIN PERSONS IN THE MERGER

Aquila and Great Plains and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Aquila and Great Plains shareholders in respect of the proposed merger. Information about our executive officers and directors is available in our 2006
Annual Report on Form 10-K filed with the SEC on March 1, 2007, and definitive proxy statement for our 2006 Annual
Meeting of Shareholders filed with the SEC on March 24, 2006. Information about Great Plains’ executive officers and directors is available in Great Plains’ 2006 Annual Report on Form 10-K filed with the SEC on February 27, 2007, and definitive proxy statement for the Great Plains 2006 Annual Meeting of Shareholders filed with the SEC on March
20, 2006.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC when it becomes available.

Additional Information

Discussion Agenda

Not a Substitute for the Proxy

Interest & Auction Process Summary

Aquila Stand-Alone Forecast

Summary of Financial Advisor Results

Transaction Related Costs

Next Steps

Auction Process

9 Parties

contacted

7

Confidentiality

agreements

signed

5

Indicative

bids received

Access to

data room

provided

4 Management

presentations

1 Final bid

received

Deal

announced

Jun 06 - Jul 06

Aug 06

Aug 06 - Sep 06

Nov 06

Period of

exclusivity

with Great

Plains & Black

Hills

Dec 06 - Jan 07

Feb 07

Aquila

marketing

process

begins

May 06

Populated data

rooms

Marketing

materials

created

Internal due

diligence

Feb 06 - Jun 06

Strategic

review

Fall 05 - Feb 06

Indicative Non-Binding Bids

60% stock /
40% cash

$4.15 - $4.60

Great Plains &
Black Hills

E

100% Stock

(potential 20%
cash option)

$4.15 - $4.60

Strategic party

D

100% Cash

$4.50

Strategic party

C

100% Stock

$4.50 - $4.95

Strategic party

B

100% Cash

$4.50 - $5.00

Financial party
partnering with
Strategic party

A

Form of
Consideration

Indicative Bid
Range per Aquila
Share

Description of
Participant

Indicative
Bidder

Financial Overview

Beth Armstrong

Chief Accounting Officer

Key Financial Assumptions & Drivers

Capital investment drives increased earnings over the
forecast period

Rate cases planned around expected in-service dates for
significant plant additions

Full Fuel Adjustment Clause (FAC) received in the
pending Missouri rate case

Annual inflation assumed at 3%

Customer growth varies by jurisdiction, averaging 2 -
2.5% per year

South Harper litigation is resolved favorably

Crossroads is held for use over the forecast period

NOLs are utilized on a stand-alone basis by 2013

No dividends paid during the forecast period

Pending litigation resolves within reserve balances

In millions Description	2006 Actual	2007 - 08 Changes	2008 Budget
1	Electric and Gas Utilities	$ 186	$ 111	$ 297
2	Merchant Services	(245)	240	(5)
3	Corporate and Other [1]	(28)	24	(4)
4	Aquila, Inc.	$ (87)	$ 375	$ 288
5				

	Utility Forecast Changes	
7	2006 Settled Rate Cases *(Partial Year)*	$ 4
8	2006 Pending Rate Cases	47
9	2007 Planned Rate Cases	13
10	Utility Rate Case Revenues	$ 64
11	Missouri Fuel Adjustment Clause	31
12	AFUDC and Other Income	14
13	Customer Growth, Inflation, Other	2
14	Utility Forecast Changes	$ 111

[1] Excluding pending transaction costs

Aquila

EBITDA Stand-Alone Guidance

In millions

	EBITDA	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**
1	Prior Year			$ 288	$ 345	$ 366	$ 402
2	Utility Rate Case Revenues [1]	*See EBITDA Guidance*		45	23	44	13
3	AFUDC and Other Utility Income			5	(4)	(14)	1
4	Growth, Inflation, Other			7	2	6	9
5	Budget			$ 345	$ 366	$ 402	$ 425
6							
7	**Capital Expenditures** [2]	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**
8	Transmission	$ 17	$ 30	$ 16	$ 5	$ 6	$ 6
9	Environmental	49	73	13	5	-	-
10	Iatan 2	81	112	68	31	-	-
11	Baseline	152	165	152	166	173	179
12	Capital Expenditures Budget	$ 299	$ 380	$ 249	$ 207	$ 179	$ 185
13	Depreciation Expense Budget	118	120	128	131	133	130
14	CapEx Over Depreciation Exp	$ 181	$ 260	$ 121	$ 76	$ 46	$ 55
15							
16	*Cumulative CapEx over DepExp*	*$ 181*	*$ 441*	*$ 562*	*$ 638*	*$ 684*	*$ 739*

[1] Includes Environmental, Iatan 2, and Other

[2] Based on budget (includes AFUDC)

Aquila

EBITDA & CapEx Stand-Alone Profile

In millions **Net tax asset (liability)**	**Actual 12/31/06**	**Adopt FIN 48[1]**	**IRS Tax Audit [2]**	**Stand Alone**
1	Alternative minimum tax credits	$ 92	$ -	$ (27)	$ 65
2	U.S. net operating losses	597	-	(90)	507
3	Capital loss carryfowards	120	-	(15)	105
4	Other deferred tax assets	63	-	(7)	56
5	Reserves	(516)	19	122	(375)
6	Total deferred tax assets	$ 356	$ 19	$ (17)	$ 358
7	Total deferred tax liabilities	375	-	(17)	358
8	Net tax asset (liability)	$ (19)	$ 19	$ -	$ -
9					
10	*Gross Tax Attributes:*				
11	Alternative minimum tax credits	$ 92	$ -	$ (27)	$ 65
12	U.S. net operating losses	$ 1,457	$ -	$ (233)	$ 1,224
13	Capital loss carryfowards	$ 313	$ -	$ (39)	$ 274

[1] Net impact of $19.3 million to retained earnings in first quarter of 2007

[2] Estimated impact on deferred taxes based on pending tax audits

Aquila

Tax Attributes: Stand-Alone

In millions **Net tax asset (liability)**	**Stand Alone**	**Pending Trans** [1]	**Valuation Allow** [2]	**Est To GXP**
1	Alternative minimum tax credits	$ 65	$ 13	$ -	$ 78
2	U.S. net operating losses	507	(147)	-	360
3	Capital loss carryfowards	105	(105)	-	-
4	Other deferred tax assets	56	-	-	56
5	Reserves	(375)	128	152	(95)
6	Total deferred tax assets	$ 358	$ (111)	$ 152	$ 399
7	Total deferred tax liabilities	358	(111)	-	247
8	Net tax asset (liability)	$ -	$ -	$ 152	$ 152
9					
10	*Gross Tax Attributes:*				
11	Alternative minimum tax credits	$ 65	$ 13	$ -	$ 78
12	U.S. net operating losses	$ 1,224	$ (376)	$ -	$ 848
13	Capital loss carryfowards	$ 274	$ (274)	$ -	$ -

[1] Based on estimated purchase price allocation of announced sales to Black Hills
[2] Valuation allowance released based on Great Plains tax liability position

Aquila

Tax Attributes: Merger

Financial Advisor Stand-Alone Valuation (1)

Methodologies Presented to the Aquila Board:

Discounted Cash Flow

Comparable Company Trading Multiples

Precedent Transaction Multiples

Sum of the parts

Advisor valuation ranges across all methodologies were
$2.25 to $4.01 per share.

(1) Excerpt from proxy statement description opinions of Aquila's financial advisors. This excerpt must be read in conjunction with the full description of Blackstone's, Lehman
Brothers' and Evercore's opinions and analyses as filed under cover of Schedule 14A by Aquila on March 6, 2007 pursuant to Rule 14a-12  under the Securities  Exchange
Act of 1934. The full description contains important background, assumptions, explanations, limitations and qualifications of their opinion and analyses.

Transaction Related Costs

Company’s Advisors:

Blackstone - $11.3 million*

Lehman - $11.3 million*

Board’s Independent Advisor:

Evercore $3.3 million*

CEO:  3X Base Pay

COO:  2.99X Base Pay + Market Incentive

Other 16b Officers: 2X Base Pay + Market
Incentive

Advisor Fees

Change In Control

* Estimated based on $4.54 value on the transaction signing date

Next Steps

Q2 2007

File preliminary joint proxy

File definitive joint proxy, including Q1 2007 financial
results

Mail proxy

Q3 2007

Shareholder vote

Questions & Answers

Aquila
Investor Information on Merger